UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (405) 235-4546

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the previously announced consent solicitation, on September 7, 2016, LSB Industries, Inc. (the “Company”) and certain of its subsidiaries entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of August 7, 2013 (the “Indenture”), by and among the Company, the guarantors party thereto and UMB Bank, n.a., as trustee and notes collateral agent, governing the 7.75% Senior Secured Notes due 2019 (the “Notes”).

The Supplemental Indenture amended the Indenture to (i) change the interest rate of all 7.75% Notes that remain outstanding after the consummation of the 2016 Notes Redemption (as defined below) to 8.5% per annum with retroactive effect to August 1, 2016, (ii) modify certain covenants related to additional indebtedness, restricted payments and asset sales and (iii) amend the definitions of consolidated fixed charge coverage ratio and permitted liens.

The Supplemental Indenture also amended the Indenture to require, as promptly as practicable following the effectiveness of the Supplemental Indenture, a redemption of (i) $50,000,000 in aggregate principal amount of the Company’s outstanding 7.75% Notes (the “2016 Notes Redemption”) and (ii) $50,000,000 in aggregate principal amount of the Company’s outstanding 12.0% Senior Secured Notes (the “2016 12.0% Notes Redemption”).

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by the terms and conditions of the Supplemental Indenture, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference.

Item 8.01.	Other Events.

On September 19, 2016, the Company paid $79,994,658.47 to redeem 70,232 shares of its Series E Cumulative Redeemable Class C Preferred Stock (“Series E Redeemable Preferred”) at its liquidation value of $1,000 per share, plus accrued dividends and participation rights value. After the redemption, 139,768 shares of the Series E Redeemable Preferred remain outstanding.

Item 9.01.	Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of September 7, 2016, by and among LSB Industries, Inc., the guarantors party thereto and UMB Bank, n.a., as trustee and notes collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2016

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of September 7, 2016, by and among LSB Industries, Inc., the guarantors party thereto and UMB Bank, n.a., as trustee and notes collateral agent.